EXHIBIT 99.1

First Northern Community Bancorp Reports Fourth Quarter 2025 Net Income of $6.0 Million

For immediate release

Dixon, Calif., January 29, 2026 — First Northern Community Bancorp (the “Company”, OTCQX: FNRN), holding company for First Northern Bank (“First Northern” or the “Bank”), today reported net income of $21.1 million, or $1.27 per diluted share, for the twelve months ended December 31, 2025, up 5.5% compared to net income of $20.0 million, or $1.19 per diluted share, for the twelve months ended December 31, 2024.

Net income for the quarter ended December 31, 2025, was $6.0 million, or $0.36 per diluted share, up 2.3% compared to net income of $5.8 million, or $0.35 per diluted share, for the quarter ended December 31, 2024.

Total assets as of December 31, 2025, were $1.91 billion, an increase of $19.2 million, or 1.0%, compared to December 31, 2024. Total net loans as of December 31, 2025, were $1.05 billion, an increase of $3.6 million, or 0.4%, compared to December 31, 2024. The increase in net loans was primarily driven by growth in commercial loans, which was partially offset by net reductions in commercial real estate and residential mortgage loans. Total deposits as of December 31, 2025, were $1.68 billion, a decrease of $20.9 million, or 1.2%, compared to December 31, 2024.

The Company continued to be “well capitalized” under regulatory definitions, exceeding the 10% total risk-based capital ratio threshold as of December 31, 2025.

Commenting on the Company’s fourth quarter financial results, First Northern Bank’s President & Chief Executive Officer, Jeremiah Z. Smith, stated, “Our emphasis on building shareholder value continued in the fourth quarter with strong financial results as reflected in return on equity, return on assets, net interest margin, and operating efficiency. Shareholder’s equity totaled $212.0 million on December 31, 2025, an increase of $35.7 million, or 20.2%, compared to the prior year. Book value per share as of December 31, 2025, was $12.92, up $2.38, or 22.6%, compared to the prior year. The increases in equity and book value were driven by increases in retained earnings and fair value of our investment portfolio during 2025.”

Commenting further, President & CEO Smith stated: “We continued to see improvement in our net interest margin during the quarter. Yields on total average earning assets improved by 29 basis points, or 9.6%, compared to the same quarter last year, while our cost of funds increased only 5 basis points, or 3.2%. This resulted in a 25-basis-point improvement in net interest margin to 3.85% for the three months ended December 31, 2025, compared to 3.60% for the same quarter one year prior. This improvement was primarily driven by higher yields on our loan and securities portfolios and continued discipline in our deposit pricing.”

The Company also reported that, at their regular meeting on January 22, 2026, the Board of Directors approved the payment of a 5% stock dividend payable March 25, 2026, to shareholders of record as of February 27, 2026.  All income per share amounts have been adjusted to give retroactive effect to the stock dividend.

FOURTH QUARTER HIGHLIGHTS (UNAUDITED)

Performance and operating highlights for the Company for the periods noted below included the following:

	Three months ended
	December 31,	September 30,	December 31,
(in thousands, except per share and share data)	2025	2025	2024
Return on average assets (“ROAA”) (annualized)	1.23%	1.27%	1.20%
Return on average equity (“ROAE”) (annualized)	11.40%	12.15%	12.96%
Pre-tax income	$8,270	$6,582	$8,135
Net income	$5,978	$6,013	$5,846
Net interest margin (annualized)	3.85%	3.75%	3.60%
Cost of funds (annualized)	0.92%	0.88%	0.86%
Efficiency ratio	61.31%	64.43%	57.34%
Basic earnings per common share	$0.37	$0.37	$0.35
Diluted earnings per common share	$0.36	$0.36	$0.35
Weighted average basic common shares outstanding	16,165,014	16,266,955	16,494,513
Weighted average diluted common shares outstanding	16,534,164	16,545,837	16,755,429
Shares outstanding at end of period	16,406,281	16,502,035	16,723,686
Book value per share	$12.92	$12.41	$10.54

Summary Results (Unaudited)

The following is a summary of the components of the Company’s operating results for the periods indicated:

	Three months ended
	December 31,	September 30,
(in thousands)	2025	2025	$ Change	% Change
Selected operating data:
Net interest income	$17,729	$16,847	$882	5.24%
Reversal of credit losses	(850)	—	(850)	—
Non-interest income	1,449	1,658	(209)	(12.61)%
Non-interest expense	11,758	11,923	(165)	(1.38)%
Pre-tax income	8,270	6,582	1,688	25.65%
Provision for income taxes	2,292	569	1,723	302.81%
Net income	$5,978	$6,013	$(35)	(0.58)%

	Three months ended
	December 31,	December 31,
(in thousands)	2025	2024	$ Change	% Change
Selected operating data:
Net interest income	$17,729	$16,524	$1,205	7.29%
Reversal of credit losses	(850)	(450)	(400)	88.89%
Non-interest income	1,449	1,490	(41)	(2.75)%
Non-interest expense	11,758	10,329	1,429	13.83%
Pre-tax income	8,270	8,135	135	1.66%
Provision for income taxes	2,292	2,289	3	0.13%
Net income	$5,978	$5,846	$132	2.26%

Balance Sheet Summary (Unaudited)

	December 31,	December 31,
(in thousands)	2025	2024	$ Change	% Change
Selected financial condition data:
Total assets	$1,910,950	$1,891,722	$19,228	1.02%
Cash and cash equivalents	145,554	119,448	26,106	21.86%
Total loans, net	1,050,473	1,046,852	3,621	0.35%
Total investments	617,243	633,853	(16,610)	-2.62%
Total liabilities	1,698,932	1,715,390	(16,458)	-0.96%
Total deposits	1,679,143	1,700,089	(20,946)	-1.23%
Total shareholders’ equity	212,018	176,332	35,686	20.24%

Net Interest Income and Net Interest Margin (Unaudited)

The following table shows the components of net interest income and net interest margin for the quarterly periods indicated:

	Three months ended
	December 31, 2025			September 30, 2025			December 31, 2024
			Yields			Yields			Yields
		Interest	Earned/		Interest	Earned/		Interest	Earned/
	Average	Income/	Rates	Average	Income/	Rates	Average	Income/	Rates
(in thousands)	Balance	Expense	Paid (1)	Balance	Expense	Paid (1)	Balance	Expense	Paid (1)
Assets
Interest-earning assets:
Loans	$1,050,919	$15,179	5.73%	$1,055,924	$14,589	5.48%	$1,044,552	$13,769	5.24%
Certificates of deposit	11,709	122	4.13%	14,332	152	4.21%	17,320	182	4.18%
Interest-bearing due from banks	139,963	1,465	4.15%	105,545	1,071	4.03%	104,261	1,400	5.34%
Investment securities, taxable	557,389	4,230	3.01%	545,004	4,068	2.96%	598,665	4,276	2.84%
Investment securities, non-taxable	56,151	439	3.10%	52,042	419	3.19%	51,392	391	3.03%
Other interest-earning assets	10,871	251	9.16%	10,870	245	8.94%	10,518	267	10.10%
Total average interest-earning assets	1,827,002	21,686	4.71%	1,783,717	20,544	4.57%	1,826,708	20,285	4.42%
Non-interest-earning assets:
Cash and due from banks	31,324			32,326			38,617
Premises & equipment, net	8,466			8,133			9,336
Interest receivable and other assets	66,699			59,211			53,265
Total average assets	$1,933,491			$1,883,387			$1,927,926

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Interest-bearing transaction deposits	$383,185	$770	0.80%	$390,689	$767	0.78%	$377,280	$657	0.69%
Savings and MMDA’s	471,222	1,928	1.62%	459,869	1,723	1.49%	452,828	1,569	1.38%
Time, $250,000 and under	89,058	973	4.33%	84,002	758	3.58%	110,293	1,352	4.88%
Time, over $250,000	54,256	286	2.09%	51,446	449	3.46%	42,018	183	1.73%
Total average interest-bearing liabilities	997,721	3,957	1.57%	986,006	3,697	1.49%	982,419	3,761	1.52%
Non-interest-bearing liabilities:
Non-interest-bearing demand deposits	710,187			685,713			749,923
Interest payable and other liabilities	17,496			15,265			16,596
Total average liabilities	1,725,404			1,686,984			1,748,938
Total average stockholders’ equity	208,087			196,403			178,988
Total average liabilities and stockholders’ equity	$1,933,491			$1,883,387			$1,927,926
Net interest income and net interest margin		$17,729	3.85%		$16,847	3.75%		$16,524	3.60%

(1)	For disclosure purposes, yield/rates are annualized by dividing the number of days in the reported period by 365.

About First Northern Bank

First Northern Bank is an independent community bank that specializes in relationship banking. The Bank, headquartered in Solano County since 1910, serves Solano, Yolo, Sacramento, Placer, Colusa, and Glenn counties, as well as the west slope of El Dorado County. Experts are available in small business, commercial, real estate, and agribusiness lending, as well as mortgage loans. The Bank is an SBA Preferred Lender. Real estate mortgage and small-business loan officers are available by appointment at any of the Bank’s 14 branches, including Dixon, Davis, West Sacramento, Fairfield, Vacaville, Winters, Woodland, Sacramento, Roseville, Auburn, Rancho Cordova, Colusa, Willows, and Orland. Non-FDIC insured Investment and Brokerage Services are also available at every branch location. First Northern Bank is rated as a Veribanc “Green-3 Star Blue Ribbon” Bank and a “5-Star Superior” Bank by Bauer Financial for the earnings period ended September 30, 2025 (www.veribanc.com) and (www.bauerfinancial.com). For additional information, please visit thatsmybank.com or call (707) 678-7742. Member FDIC. Equal Housing Lender.

Forward-Looking Statements

This press release and other public statements may include certain “forward-looking statements” about First Northern Community Bancorp and its subsidiaries (the “Company”). These forward-looking statements are based on management’s current expectations, including but not limited to statements about the Company’s performance and focus on improving shareholder value, and the stock dividend payable March 25, 2026, to shareholders of record as of February 27, 2026, and are subject to certain risks, uncertainties and changes in circumstances. Actual results may differ materially from these expectations due to changes in global political, economic, trade, business, competitive, market and regulatory factors. More detailed information about these risk factors is contained in the Company’s reports filed with the Securities and Exchange Commission on Forms 10-K and 10-Q, each as it may be amended from time to time, which identify important risk factors that could cause actual results to differ materially from those contained in the forward-looking statements. The financial information contained in this release should be read in conjunction with the consolidated financial statements and notes thereto included in the Company’s most recent reports on Form 10-K and Form 10-Q, and any reports on Form 8-K. The Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances arising after the date on which they are made, except as may be required by applicable law. For further information regarding the Company, please read the Company’s reports filed with the SEC and available at www.sec.gov.

Contact:

Jeremiah Z. Smith

President & Chief Executive Officer

First Northern Community Bancorp

& First Northern Bank

P.O. Box 547

Dixon, California (707) 678-3041